Exhibit 10.1

Amendment #1 to Sponsored Research Agreement

This Amendment #1 to Sponsored Research Agreement, executed on November 12, 2014 (“Agreement”), is made and entered into as of December 18, 2015 (“Amendment #1 Effective Date”) by and between Medgenics Medical Israel, Ltd. (“SPONSOR”) and The Children’s Hospital of Philadelphia (“CHOP”).

RECITALS

Whereas SPONSOR and CHOP desire to amend the Sponsored Research Agreement to extend the term of the Agreement and to increase the Budget of the Research Program by $6,331,788 for a new total of $10,807,553;

Whereas any capitalized term not separately defined in this Amendment #1 shall have the meaning ascribed to it in the Agreement.

Now, therefore, in consideration of the mutual agreements, promises and covenants contained herein SPONSOR and CHOP hereby agree to amend the Sponsored Research Agreement as follows:

1.	Section 3.1 of the Agreement is hereby replaced in its entirety with the following:

“Term. The initial term of this AGREEMENT shall begin on the EFFECTIVE DATE and shall end on the second anniversary of the EFFECTIVE DATE unless terminated sooner pursuant to Section 2.2 or ARTICLE 9. SPONSOR shall have the option to extend the term of this AGREEMENT through the third anniversary of the EFFECTIVE DATE by giving CHOP written notice of such extension no later than sixty (60) days before the second anniversary of the EFFECTIVE DATE. This AGREEMENT may be extended or renewed beyond the third anniversary of the EFFECTIVE DATE only with the PARTIES’ mutual written agreement.”

2.	Invoice and Payment Schedule of Attachment B (Budget) is hereby replaced in its entirety with the attached Invoice and Payment Schedule of Attachment B (Budget).
3.	Section 4.b. (Timelines) of the Statement of Work of Attachment A is hereby replaced in its entirety with the following: “Phase II extends from November 11, 2015 to November 10, 2016.”

4.	Section 4.c. (Timelines) of the Statement of Work of Attachment A is hereby replaced in its entirety with the following: “Phase III extends from November 11, 2016 to November 10, 2017. ”

All other terms and conditions of the Sponsored Research Agreement not amended herein shall remain in full force and effect.

In witness whereof, SPONSOR and CHOP have caused this Amendment #1 to be duly executed as of the Effective Date.

MEDGENICS MEDICAL ISRAEL, LTD.		THE CHILDREN’S HOSPITAL OF PHILADELPHIA
By:	/s/ Michael Cola	By:	/s/ Mary Tomlinson
Name:	Michael Cola	Name:	Mary Tomlinson
Title:	Chief Executive Officer	Title:	Senior VP, Research Administration
Date:	12/18/2015	Date:	12/10/2015

AGREED AND ACKNOWLEDGED
BY:	/s/ Hakon Hakonarson
Name:	Hakon Hakonarson, MD
Title:	Principal Investigator, Director, CAG
Date:	12/09/2015

Attachment B

Invoice and Payment Schedule Year 2, Phase 2

November 11, 2015 – November 10, 2016

Budget remains the same

Invoice and Payment Schedule

CHOP will invoice Sponsor on a monthly basis for work/efforts completed during the past 30 days. The invoices will be itemized in accordance with staff efforts, supplies and processing services. Monthly pass through costs of Sequencer lease payments and AWS will similarly be included. The average monthly payments for Year 2, Phase 2 will be $527,649 (with the exception of August 2016) and will be paid through March 2017, not to exceed $6,331,788 in total.

Date Payment Due	Amount of Payment Due

December 11, 2015	$527,649
January 11, 2015	$527,649
February 11, 2016	$527,649
March 11, 2016	$527,649
April 11, 2016	$527,649
May 11, 2016	$527,649
June 11, 2016	$527,649
July 11, 2016	$527,649
August 11, 2016	$254,573
January 11, 2017	$527,649
February 11, 2017	$527,649
March 11, 2017	$800,725

Total Year 2	$6,331,788

Unobligated funds from the previous budget period can be carried forward into the new budget period.